Exhibit 10.5

_______ __, 2022

Arago Acquisition Corp.

755 Sierra Nevada,

Lomas de Chapultepec, Miguel Hidalgo,

11000, Mexico City, Mexico

Gentlemen:

Arago Acquisition Corp. (“Corporation”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”).

Arago Sponsor Group LLC (the “Sponsor”) hereby commits to purchase an aggregate of 4,262,500 warrants of the Corporation (“Initial Warrants”), each Initial Warrant to purchase one share of common stock, par value $0.0001 per share, of the Corporation at $1.00 per Initial Warrant, for an aggregate purchase price of $4,262,500 (the “Initial Purchase Price”). Additionally, if the underwriters in the IPO exercise their over-allotment option in full or part, the Sponsor further commits to purchase up to an additional 337,500 warrants (“Additional Warrants” and together with the Initial Warrants, the “Placement Warrants”) at $1.00 per Additional Warrant for an aggregate purchase price of up to $337,500 (the “Over-Allotment Purchase Price” and together with the Initial Purchase Price, the “Purchase Price”). At least 24 hours prior to the effective date (“Effective Date”) of the Corporation’s registration statement filed in connection with the IPO (“Registration Statement”), the Sponsor will cause the full Purchase Price to be delivered to Graubard Miller, counsel for the Corporation (“Counsel”), by wire transfer as set forth in the instructions attached as Exhibit A to hold in a non-interest bearing account until the Corporation consummates the IPO.

The consummation of the purchase and issuance of the Initial Warrants and Additional Warrants (if any) shall occur simultaneously with the consummation of the IPO and over-allotment option, respectively. Simultaneously with the consummation of the IPO, Counsel shall deposit the Initial Purchase Price, without interest or deduction, into the trust account (“Trust Account”) established by the Corporation for the benefit of the Corporation’s public shareholders as described in the Registration Statement. Simultaneously with the consummation of all or any part of the over-allotment option, Counsel shall deposit the pro-rata portion of the Over-Allotment Purchase Price, based upon the amount of the over-allotment option that has been exercised, without interest or deduction, into the Trust Account. Upon expiration of the over-allotment option, Counsel shall return any unused portion of the Over-Allotment Purchase Price to the Sponsor. If the Corporation does not complete the IPO within fourteen (14) days from the Effective Date, the Purchase Price (without interest or deduction) will be returned to the Sponsor.

Each of the Corporation and the Sponsor acknowledges and agrees that Counsel is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Placement Warrants and Counsel’s sole obligation under this letter agreement is to act with respect to holding and disbursing the Purchase Price for the Placement Warrants as described above. Counsel shall not be liable to the Corporation or the Sponsor or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with performing its services hereunder unless Counsel has acted in a manner constituting gross negligence or willful misconduct. The Corporation and Sponsor, jointly and severally, shall indemnify Counsel against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this letter agreement except as a result of its gross negligence or willful misconduct. Counsel may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Placement Warants will be identical to the warrants to be sold by the Corporation in the IPO, except that:

●	the Placement Warrants and underlying securities will not be transferable until 30 days after the completion of a Business Combination (except (i) among the initial purchasers of the Placement Warrants, to the Corporation’s officers, directors and employees, to a holder’s affiliates, or to its members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by certain pledges to secure obligations incurred in connection with purchases of the Corporation’s securities, (vi) by private sales made in connection with the consummation of a Business Combination at prices no greater than the price at which the Placement Warrants were originally purchased or (vii) to the Corporation for cancellation in connection with the consummation of a Business Combination, in each case (except for clause (vii) or with the Corporation’s prior consent) where the transferee agrees to the terms of the transfer restrictions);

●	the Placement Warrants (and underlying securities) will be subject to customary registration rights, which shall be described in the Registration Statement.

●	the Undersigned will not participate in any liquidation distribution with respect to the Placement Warrants if the Corporation fails to consummate a Business Combination; and

●	the Placement Warrants will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The Sponsor acknowledges and agrees that it will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to (i) an insider letter and (ii) a registration rights agreement.

The undersigned hereby represents and warrants that:

(a)	it has been advised that the Placement Warrants have not been registered under the Securities Act;

(b)	it is acquiring the Placement Warrants for his account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Placement Warrants in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Corporation and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Corporation;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes the legal, valid and binding obligation of the undersigned and is enforceable against it.

Remainder of this Page Intentionally Left Blank

Very truly yours, ARAGO SPONSOR GROUP LLC

Accepted and Agreed:

ARAGO ACQUISITION CORP.

By:
Name:
Title:

GRAUBARD MILLER
(solely with respect to its obligations to hold
and disburse monies for the Placement Warrants)

By:
Name:
Title:

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